Exhibit 5.1





                               OPINION OF COUNSEL

                                October 16, 1997




Fremont General Corporation
2020 Santa Monica Blvd., Suite 600
Santa Monica, California  90404

        Re:    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

Ladies and Gentlemen:

               We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 16, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 additional shares of the Common Stock of Fremont General Corporation (the "Company") reserved for issuance under the Fremont General Corporation Supplemental Retirement Plan and the Fremont General Corporation Senior Supplemental Retirement Plan (collectively, the "Plans") as well as an indeterminate amount of related plan interests.

               As your outside legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares. It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Plans and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Plans and the agreements which accompany the Plans, will be legally and validly issued, fully-paid and nonassessable.

               It is further our opinion that the provisions of the written plan documents constituting the Fremont General Corporation Supplemental Retirement Plan is in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Please note that the Fremont General Corporation Senior Supplemental Retirement Plan is not subject to ERISA.

               We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.


                                                Very truly yours,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation


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